Shareholders of Bioanalytical Systems, Inc.:

You are invited to attend the Annual Meeting of Shareholders of Bioanalytical Systems, Inc. (“BASi”) to be held Thursday, February 17, 2005, at 10:00 a.m. (EST) at BASi headquarters located at 2701 Kent Avenue, West Lafayette, Indiana.

At the meeting, shareholders will vote on the election of seven persons to the Board of Directors, and the authorization to reserve additional shares under the Company’s Employee and Director Stock Option Plans. Details can be found in the accompanying Notice of Annual Meeting and Proxy Statement.

We hope you are able to attend the Annual Meeting personally, and we look forward to meeting with you. Whether or not you currently plan to attend, please complete, date and return the proxy card in the enclosed envelope. The vote of each shareholder is very important. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of BASi, by filing a properly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

On behalf of the Board of Directors and management of BASi, I sincerely thank you for your continued support.

Sincerely, Bioanalytical Systems, Inc. Peter T. Kissinger, Ph.D. Chairman, President and Chief Executive Officer

BIOANALYTICAL SYSTEMS, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FEBRUARY 17, 2005

To Shareholders of Bioanalytical Systems, Inc.:

The Annual Meeting of Shareholders of Bioanalytical Systems, Inc. (“BASi”) will be held at the principal executive offices of BASi, at 2701 Kent Avenue, West Lafayette, Indiana 47906 on Thursday, February 17, 2005 at 10:00 a.m. (EST) for the following purposes:

(a)	To elect directors of BASi to serve for a one-year term;

(b)	to approve amendment of the 1997 Employee Incentive Stock Option Plan to increase the number of shares available for option grants;

(c)	to approve amendment of the 1997 Outside Director Stock Option Plan to increase the number of shares available for option grants; and

(d)	to transact such other business as may properly come before the meeting.

Holders of BASi common shares of record at the close of business on December 31, 2004 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors, Candice B. Kissinger Secretary January 17, 2005 West Lafayette, Indiana

YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY. A RETURN ENVELOPE IS PROVIDED FOR THIS PURPOSE.

BIOANALYTICAL SYSTEMS, INC.
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FEBRUARY 17, 2005

GENERAL INFORMATION
This proxy statement is furnished in connection with the solicitation by the Board of Directors of BASi of proxies to be voted at the Annual Meeting of Shareholders to be held at 10:00 a.m. (EST) on Thursday, February 17, 2005, and at any adjournment thereof. The meeting will be held at the principal executive offices of BASi, 2701 Kent Avenue, West Lafayette, Indiana 47906. This proxy statement and the accompanying form of proxy were first mailed to shareholders on or about January 20, 2005.

A shareholder signing and returning the enclosed proxy may revoke it at any time before it is exercised by delivering written notice to the Secretary of BASi, by filing a properly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The signing of a proxy does not preclude a shareholder from attending the Annual Meeting in person. All proxies returned prior to the Annual Meeting, and not revoked, will be voted in accordance with the instructions contained therein. Any proxy not specifying to the contrary will be voted (1) FOR the election of the nominees for director named below, and (2) FOR the proposal to amend the 1997 Employee Incentive Stock Option Plan, and (3) FOR the proposal to amend the 1997 Outside Director Stock Option Plan. Abstentions and broker non-votes are not counted for purposes of determining whether a proposal has been approved, but will be counted for purposes of determining whether a quorum is present.

As of the close of business on December 31, 2004, the record date for the Annual Meeting, there were outstanding and entitled to vote 4,869,502 common shares of BASi. Each outstanding common share is entitled to one vote. BASi has no other voting securities outstanding. Shareholders do not have cumulative voting rights.

A quorum will be present if a majority of the common shares are present, in person or by proxy, at the Annual Meeting. If a quorum is present, the nominees for director will be elected by a plurality of the votes cast and the proposals to amend the 1997 Employee Incentive Stock Option Plan and the 1997 Outside Director Stock Option Plan will be approved if a majority of the votes cast are votes in favor of the proposals.

A copy of the BASi Annual Report and Form 10-K, including audited financial statements and a description of operations for the fiscal year ended September 30, 2004, accompanies this proxy statement. The financial statements contained in the Annual Report and Form 10-K are not incorporated by reference in this proxy statement. The solicitation of proxies is being made by BASi, and all expenses in connection with the solicitation of proxies will be borne by BASi. BASi expects to solicit proxies primarily by mail, but directors, officers and other employees of BASi may also solicit proxies in person or by telephone.

PROPOSALS FOR 2006 ANNUAL MEETING
Shareholder proposals to be considered for presentation and inclusion in the proxy statement for the 2006 Annual Meeting of Shareholders must be submitted in writing and received by BASi on or before September 29, 2005. If notice of any other shareholder proposal intended to be presented at the 2006 Annual Meeting of Shareholders is not received by BASi on or before December 13, 2005, the proxy solicited by the Board of Directors of BASi for use in connection with that meeting may confer authority on the proxies to vote in their discretion on such proposal, without any discussion in the BASi proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion. The mailing address of the principal offices of BASi is 2701 Kent Avenue, West Lafayette, Indiana 47906.

BENEFICIAL OWNERSHIP OF COMMON SHARES
The following table sets forth certain data with respect to those persons known by BASi to be the beneficial owners of five percent or more of the outstanding common shares of BASi as of December 31, 2004, and also sets forth such data with respect to each director of BASi, each officer listed in the Executive Compensation table (beginning on page 6 of this proxy statement), and all directors and executive officers of BASi as a group. Except as otherwise indicated in the notes to the table, each beneficial owner possesses sole voting and investment power with respect to the common shares indicated.

	SHARES BENEFICIALLY OWNED
NAME(1)	NUMBER	PERCENT
Peter T. Kissinger(2)	1,290,255	26.5%
Ronald E. Shoup(3)	100,739	2.1%
Candice B. Kissinger(4)	1,290,255	26.5%
William E. Baitinger(5)	158,412	3.3%
Leslie B. Daniels(6)	69,217	1.4%
W. Leigh Thompson(7)	10,000	0.2%
Gayl W. Doster(8)	2,500	0.1%
David W. Crabb(9)	5,000	0.1%
Michael P. Silvon(10)	12,000	0.2%
Michael R. Cox(11)	12,500	0.3%
Twelve executive officers and directors as a group(12)	1,747,649	35.9%

(1)	All addresses are in care of BASi at 2701 Kent Avenue, West Lafayette, Indiana 47906.
Ownership includes common shares in the following denominations:
(2)	(i)	430,947 shares beneficially owned by Candice B. Kissinger, Dr. Kissinger's wife
(ii)	598,504 shares owned jointly by Dr. and Mrs. Kissinger
(iii)	8,500 options held by Mrs. Kissinger and exercisable within 60 days from December 31, 2004
(3)	(i)	93,517 shares owned jointly by Dr. Shoup and his wife
(ii)	17,000 options exercisable within 60 days from December 31, 2004
(4)	(i)	252,309 shares beneficially owned by Dr. Kissinger
(ii)	598,504 shares owned jointly by Dr. and Mrs. Kissinger
(iii)	8,500 options exercisable within 60 days from December 31, 2004
(5)	(i)	148,412 shares owned jointly by Mr. Baitinger and his wife
(ii)	10,000 options exercisable within 60 days from December 31, 2004
(6)	(i)
Excludes shares that may be acquired by Mr. Daniels upon conversion of a $100,000 convertible note, the conversion price for which is based upon the market price of the Company's common shares for the 10 trading days prior to the date of conversion.

(ii)	Includes 31,175 shares that may be acquired upon conversion of a $498,809 convertible subordinated debenture.
(7)	10,000 options exercisable within 60 days from December 31, 2004
(8)	2,500 options exercisable within 60 days from December 31, 2004
(9)	5,000 options exercisable within 60 days from December 31, 2004
(10)	(i)	500 shares owned jointly by Dr. Silvon and his wife
(ii)	11,500 options exercisable within 60 days from December 31, 2004
(11)	12,500 options exercisable within 60 days from December 31, 2004
(12)	78,000 options exercisable by various executive officers and directors within 60 days from December 31, 2004

1.        ELECTION OF DIRECTORS

NOMINEES
The Bylaws of BASi provide for no fewer than seven and no more than nine directors, each of whom is elected for a one-year term. The terms of all incumbent directors will expire at the Annual Meeting. The Board of Directors has nominated the following current directors for re-election at the Annual Meeting. The directors nominated for election are: Peter T. Kissinger, Candice B. Kissinger, William E. Baitinger, David W. Crabb, Leslie B. Daniels, Gayl W. Doster and W. Leigh Thompson (collectively, the “Nominated Directors”). The Board of Directors has determined that each of the Nominated Directors other than Peter T. Kissinger and Candice B. Kissinger is an “independent director” as defined in the applicable rules of the NASDAQ Stock Market.

The Board of Directors recommends that shareholders vote FOR the election of all of the Nominated Directors and, unless authority to vote for any Nominated Director is withheld, the accompanying proxy will be voted FOR the election of all the Nominated Directors. However, the persons designated as proxies reserve the right to cast votes for another person designated by the Board of Directors in the event any Nominated Director becomes unable to serve or for good cause will not serve. Proxies will not be voted for more than seven nominees. If a quorum is present, those nominees receiving a plurality of the votes cast will be elected to the Board of Directors.

The following table shows certain information about the Nominated Directors:

NAME	AGE	POSITION	SERVED AS DIRECTOR SINCE

Peter T. Kissinger, Ph.D.	60	Chairman of the Board; President; Chief Executive Officer	1974
Candice B. Kissinger	53	Senior Vice President; Director of Research; Director	1978
William E. Baitinger	71	Director	1979
David W. Crabb	51	Director	2004
Leslie B. Daniels	57	Director	2003
Gayl W. Doster	66	Director	2004
W. Leigh Thompson	66	Director	1997

BUSINESS EXPERIENCE OF NOMINATED DIRECTORS
Peter T. Kissinger, Ph.D. founded BASi in 1974 and has served as its Chairman, President and Chief Executive Officer since that time. He is also a part-time Professor of Chemistry at Purdue University, where he has been teaching since 1975. Dr. Kissinger has a Bachelor of Science degree in Analytical Chemistry from Union College and a Ph.D. in Analytical Chemistry from the University of North Carolina.

Candice B. Kissinger has been Senior Vice President of BASi since January 2000 and currently also serves as Director of Research. She holds U.S. and international patents for BASi products including Raturn, Culex, linear microdialysis probe, Empis automated drug infusion system, and Chads for Vials, with additional patents pending. Ms. Kissinger has a Bachelor of Science degree in Microbiology from Ohio Wesleyan University and a Master of Science degree in Food Science from the University of Massachusetts. She has served as a director and Secretary of BASi since 1978.

William E. Baitinger has served as a director of BASi since 1979. Mr. Baitinger was Director of Technology Transfer for the Purdue Research Foundation from 1988 until 2000. In this capacity he was responsible for all licensing and commercialization activities from Purdue University. He currently serves as Special Assistant to the Vice President for Research at Purdue University. Mr. Baitinger has a Bachelor of Science degree in Chemistry and Physics from Marietta College and a Master of Science degree in Chemistry from Purdue University.

David W. Crabb, M.D. has served as a director of the Company since February 2004. He has been Chairman of the Indiana University Department of Medicine since 2001. Previously he had served as Chief Resident of Internal Medicine and on the Medicine and Biochemistry faculty of Indiana University. He was appointed Vice Chairman for Research for the department and later Assistant Dean for Research. Dr. Crabb serves on several editorial boards and on the Board of Scientific Counselors for the National Institute on Alcohol Abuse and Alcoholism. He is a recipient of an NIH Merit award and numerous other research and teaching awards.

Leslie B. Daniels joined the BASi Board of Directors in 2003. He was a director of PharmaKinetics Laboratories, Inc., acquired by BASi in June 2003. Mr. Daniels is a founding partner of CAI, a private equity fund in New York City. He previously was President of Burdge, Daniels & Co., Inc., a principal in venture capital and buyout investments as well as trading of private placement securities, and before that, a Senior Vice President of Blyth, Eastman, Dillon & Co. where he had responsibility for the corporate fixed income sales and trading departments. Mr. Daniels is a former Director of Aster-Cephac SA, IVAX Corporation, MIM Corporation, Mylan Laboratories, Inc., NBS Technologies Inc. and MIST Inc. He was also Chairman of Zenith Laboratories, Inc. and currently serves as Chairman of Turbo Combustor Technology Inc. and as a Director of SafeGuard Health Enterprises, Inc.

Gayl W .Doster has served as a director and member of the Audit Committee of the Company since August 2004. Mr. Doster is also a director of META Group, Inc., a publicly traded NASDAQ company. He is a CPA and was the President and Chief Operating Officer of Sigma Micro Corporation, a computer software company from January 1997 until his retirement in December 2002. Previously, Mr. Doster served as Professor of Community Pharmacy Management, College of Pharmacy, University of Rhode Island from October 1995 to January 1997. Mr. Doster received a BS in Accounting from the Indiana University Kelley School of Business and earned his CPA in 1965 while working for Ernst & Young.

W. Leigh Thompson, Ph.D., M.D., has served as a director of BASi since January 1997. Since 1995, Dr. Thompson has been Chief Executive Officer of Profound Quality Resources, Inc., a scientific consulting firm. Prior to 1995, Dr. Thompson was Professor of Medicine at Case Western Reserve and Indiana Universities, President of the Society of Critical Care Medicine and Chief Scientific Officer at Eli Lilly and Company. He earned a Bachelor of Science degree in Biology from the College of Charleston, a Master of Science and a Ph.D. in Pharmacology from the Medical University of South Carolina, a Medical Doctor degree from The Johns Hopkins University and was awarded a Ph.D. of Science from the Medical University of South Carolina. Dr. Thompson is also a director and Chairman of the Board of Inspire Pharmaceuticals, Inc.

SCIENTIFIC ADVISORY BOARD
In 1985, BASi established a Scientific Advisory Board to assist BASi in its research and development activities. The Scientific Advisory Board is comprised of distinguished scientists from outside BASi who have significant accomplishments in areas of science and technology that are important to BASi’s future. The Scientific Advisory Board interacts with BASi’s scientific and management staff. Each member of the Scientific Advisory Board is employed outside BASi and may have commitments to, or consulting or advisory contracts with, other entities that may conflict or compete with his or her obligations to BASi. Generally, members of the Scientific Advisory Board are not expected to devote a substantial portion of their time to BASi matters. Members of the Scientific Advisory Board do not receive any compensation in connection with attending meetings of the Scientific Advisory Board. They do, however, from time to time, receive compensation in connection with consulting services they render to BASi.

FAMILY RELATIONSHIPS
Peter T. Kissinger and Candice B. Kissinger are husband and wife. There is no other family relationship among the directors and executive officers of BASi.

COMPENSATION OF DIRECTORS
Directors who are not employees of BASi receive $1,500 for each Board meeting attended, plus out-of-pocket expenses incurred in connection with attendance at such meetings. Directors of BASi or an affiliate of BASi who are not employed by BASi or any affiliate may also participate in the BASi 1997 Outside Director Stock Option Plan, as may be approved from time to time by the Compensation Committee. Options were issued to William E. Baitinger and W. Leigh Thompson in fiscal 2003, in the amount of 9,000 shares each. Option grants of 5,000 each were issued to David W. Crabb and Gayl W. Doster in fiscal 2004. Directors who are employees of BASi do not receive any additional compensation for their services as directors.

CERTAIN RELATIONSHIPS AND TRANSACTIONS
Leslie B. Daniels, a director of the Company currently nominated for reelection, made various loans to PharmaKinetics Laboratories, Inc. (“PKLB”) totaling $350,000 prior to the Company’s acquisition of PKLB. These loans were consolidated into a $350,000 promissory note which was convertible into shares of common stock of PKLB (the “PKLB Note”). On December 31, 2003, BASi Maryland, Inc. (the former PKLB) assigned the PKLB Note to the Company. On that same date, the Company issued a $350,000 8% convertible note (the “New Note”) to Mr. Daniels in exchange for the PKLB Note, which was cancelled. Immediately following the issuance of the New Note on December 31, 2003, the Company prepaid $100,000 of the outstanding principal amount of the New Note, plus approximately $31,000 in accrued interest, and Mr. Daniels converted $150,000 of the principal amount of the New Note into 38,042 Company common shares. Following the payment and conversion, the Company issued a new 8% convertible note due June 1, 2005, to Mr. Daniels for the remaining $100,000 principal amount.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
The Board of Directors has established Compensation and Incentive Stock Option, Audit, Nominating and Executive Committees. Scheduled meetings are supplemented by frequent informal exchange of information and actions taken by unanimous votes without meetings.

No member of the Board of Directors attended fewer than 75% of the meetings of the Board of Directors and meetings of any committee of the Board of Directors of which he or she was a member. Four out of six members of the Board of Directors attended the 2004 Annual Meeting of shareholders. All of the members of the Board of Directors are encouraged, but not required, to attend BASi’s annual meetings. The following chart shows the number of meetings of each of the committees of the Board of Directors and meetings of the Board of Directors at which a quorum was present:

Committee	Members	Meetings in 2004
Compensation and Incentive Stock Option	William E. Baitinger Leslie B. Daniels Gayl W. Doster W. Leigh Thompson	3

Audit	William E. Baitinger Leslie B. Daniels Gayl W. Doster W. Leigh Thompson	3

Nominating	William E. Baitinger David W. Crabb Leslie B. Daniels Gayl W. Doster W. Leigh Thompson	2

Executive	Peter T. Kissinger William E. Baitinger W. Leigh Thompson	4

Board of Directors		5

The Compensation and Incentive Stock Option Committee makes recommendations to the Board of Directors with respect to:
        •   compensation arrangements for the executive officers of BASi,
        •   policies relating to salaries and job descriptions,
        •   insurance programs,
        •   benefit programs, including retirement plans,
        •   administration of the 1990 and 1997 Employee Incentive Stock Option Plans, and
        •   the 1997 Outside Director Stock Option Plan.

The Audit Committee is responsible for:
        •   reviewing with the auditors the scope of the audit work performed,
        •   establishing audit practices,
        •   overseeing internal accounting controls,
        •   reviewing financial reporting, and
        •   accounting personnel staffing.

The Board of Directors has adopted a written charter for the Audit Committee. Audit Committee members are not employees of BASi and, in the opinion of the Board of Directors, are “independent” (as defined by Rule 4200(a)(15) of the NASD listing standards). The Board of Directors has determined that Gayl W. Doster is an “audit committee financial expert” (as defined by Item 401(h) of Regulation S-K) and is “independent” (as defined by Item 7(d)(3)(iv) of Schedule 14A).

The Nominating Committee is responsible for receiving and reviewing recommendations for nominations to the Board of Directors and recommending individuals as nominees for election to the Board of Directors. Nominating Committee members are not employees of BASi and, in the opinion of the Board of Directors, are “independent” (as defined by rule 4200 (a)(15) of the NASD listing standards). The Board of Directors has not adopted a written charter for the Nominating Committee.

The Board of Directors will consider for nomination as directors persons recommended by shareholders. Such recommendations must be made to the Board of Directors or to an individual director in writing and delivered to Bioanalytical Systems, Inc., Attention: Corporate Secretary, 2701 Kent Avenue, West Lafayette, Indiana 47906. The Secretary will forward all such communications to the addressee.

There is no fixed process for identifying and evaluating potential candidates to be nominees for directors, and there is no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the Nominating Committee has the flexibility to consider such factors as it deems appropriate. These factors may include education, diversity, experience with business and other organizations comparable with BASi, the interplay of the candidate’s experience with that of other members of the Board of Directors, and the extent to which the candidate would be a desirable addition to the Board of Directors and to any of the committees of the Board of Directors. The Nominating Committee will evaluate nominees for directors submitted by shareholders in the same manner in which it evaluates other director nominees. No shareholder has properly nominated anyone for election as a director at the Annual Meeting.

The Executive Committee may exercise all of the authority of the Board of Directors, subject to certain limitations with respect to payment of dividends, filling of vacancies on the Board, amendment of the Articles of Incorporation or Bylaws, approval of significant corporate transactions, issuance of shares and other matters specified under Indiana law. The Executive Committee met four times during fiscal 2004.

EXECUTIVE COMPENSATION
The following table sets forth information with respect to the aggregate compensation paid during each of the last three fiscal years to BASi’s President and Chief Executive Officer and each of the other executive officers of BASi whose total compensation exceeded $100,000 during fiscal 2004 (the “Named Executive Officers”).

		SUMMARY COMPENSATION TABLE
	FISCAL YEAR	SALARY	ALL OTHER COMPENSATION		OPTIONS GRANTED
Peter T. Kissinger, Ph.D.	2004	$24,000	$27,380	(1)
Chairman of the Board, President	2003	$30,683	$22,829	(1)
and Chief Executive Officer	2002	$101,001	$28,067	(1)

Ronald E. Shoup, Ph.D.	2004	$124,000	$7,594	(2)	40,000
Chief Operating Officer, BASi Contract	2003	$112,700	$6,837	(2)
Research Services; Director	2002	$113,000	$7,438	(2)

Candice B. Kissinger	2004	$101,800	$22,401	(3)	30,000
Senior Vice President, Research;	2003	$94,300	$26,900	(3)
Secretary and Director	2002	$90,700	$27,822	(3)

Michael R. Cox	2004	$76,728		(4)	50,000
Vice President, Finance and
Chief Financial Officer

Michael P. Silvon, Ph.D.	2004	$106,000	$ 6,784	(5)	30,000
Vice President, Planning and	2003	$98,500	$ 6,304	(5)
Development	2002	$94,800	$ 7,074	(5)

(1)
Includes premiums paid on a life insurance policy on the life of Dr. Kissinger and Mrs. Kissinger, the beneficiary of which is a trust established for their benefit, in the amount of $20,865 in each of 2003, 2002 and 2001 and contributions to BASi's 401(k) plan on Dr. Kissinger's behalf.

(2)	Represents contributions to BASi's 401(k) plan on Dr. Shoup's behalf.
(3)
Includes premiums paid on a life insurance policy on the lives of Mrs. Kissinger and Dr. Kissinger, the beneficiary of which is a trust established for their benefit, in the amount of $20,865 in each of 2003, 2002 and 2001 and contributions to BASi's 401(k) plan on Mrs. Kissinger's behalf.

(4)	Compensation is from April 1, 2004, the date Mr. Cox's employment with BASi was initiated.
(5)	Represents contributions to BASi's 401(k) plan on Dr. Silvon's behalf.

The following table provides information on option grants to the Named Executive Officers in the fiscal year ended September 30, 2004:

OPTION GRANTS IN LAST FISCAL YEAR

		INDIVIDUAL GRANTS			POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATED FOR OPTION TERM
	NUMBER OF SECURITIES UNDERLYING OPTIONS GRANTED	% OF TOTAL OPTIONS GRANTED TO EMPLOYEES IN FISCAL YEAR	EXERCISE PRICE	EXPIRATION DATE	5%	10%

Peter T. Kissinger	---	---	---	---	---	---
Ronald E. Shoup	40,000	18.3%	$ 4.511	2/27/2014	$113,478	$287,575
Candice B. Kissinger	30,000	13.7%	$ 4.960	2/27/2009	$41,119	$90,862
Michael R. Cox	50,000	22.8%	$ 4.580	4/01/2014	$144,017	$364,967
Michael P. Silvon	30,000	13.7%	$ 4.511	2/27/2014	$85,108	$215,681

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
The following table sets forth certain information concerning exercisable and unexercisable options held by the Named Executive Officers at September 30, 2004:

			NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT SEPTEMBER 30, 2004		VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT SEPTEMBER 30, 2004(1)
	SHARES ACQUIRED ON EXERCISE	VALUE REALIZED ($)	EXERCISABLE	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE

Peter T. Kissinger	---	---	---	---	---	---
Candice B. Kissinger	---	---	1,000	30,000	$1,240	$29,400
Ronald E. Shoup	---	---	3,000	40,000	$3,720	$39,200
Michael R. Cox	---	---	---	50,000	---	$45,500
Michael P. Silvon	---	---	3,500	500	$6,450	$2,150

(1)	Calculated on the basis of $5.49 per share, which was the closing price of the common shares as reported on the NASDAQ National Market System on September 30, 2004.

EQUITY COMPENSATION PLAN INFORMATION
BASi maintains stock option plans that allow for the granting of options to certain key employees and directors of BASi. The following table gives information about equity awards under the stock option plans of BASi:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS	NUMBER OF SECURITES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER THE EQUITY COMPENSATION PLAN (EXCLUDING SECURITIES) REFLECTED IN FIRST COLUMN

Equity compensation plans approved
by security holders	317,500	$4.67	109,750
Equity compensation plans not
approved by security holders	25,000	$4.58	---
Total	342,500	$4.66	109,750

For additional information regarding BASi’s stock option plans, please see Note 9 in the Notes to Consolidated Financial Statements in BASi’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004, which is incorporated herein by reference.

REPORT OF THE COMPENSATION AND INCENTIVE STOCK OPTION COMMITTEE
William E. Baitinger, Leslie B. Daniels, Gayl W. Doster and W. Leigh Thompson serve on the Compensation and Incentive Stock Option Committee (the “Compensation Committee”). The Compensation Committee has responsibility for the administration of BASi’s executive compensation program. None of BASi’s executive officers serves as a director of, or in any compensation-related capacity for, companies with which members of the Compensation Committee are affiliated. The following report is submitted by the members of the Compensation Committee:

BASi’s executive compensation program is designed to align executive compensation with financial performance, business strategies and the values and objectives of BASi. BASi’s compensation philosophy is to ensure that the delivery of compensation, both in the short and long term, is consistent with the sustained progress, growth and profitability of BASi and acts as an inducement to attract and retain qualified individuals. This program seeks to enhance the profitability of BASi, and thereby enhance shareholder value, by linking the financial interests of BASi’s executives with those of its long-term shareholders. Under the guidance of BASi’s Compensation Committee, BASi has developed and implemented an executive compensation program to achieve these objectives while providing executives with compensation opportunities that are competitive with companies of comparable size in related industries.

BASi’s executive compensation program has been designed to implement the objectives described above and is comprised of the following fundamental elements:

•    A base salary that is determined by individual contributions and sustained performance within an established competitive salary range. Pay for performance recognizes the achievement of financial goals, accomplishment of corporate and functional objectives, and performance of individual business units of BASi.

•    Grants of options under BASi’s option plans reward executives when shareholder value is created through increase in the market value of BASi’s common shares. Stock option grants focus executives on managing BASi from the perspective of an owner with an equity position in the business.

Base Salary.    The salary, and any periodic increase thereof, of the President and Chief Executive Officer were and are determined by the Board of Directors of BASi based on recommendations made by the Compensation Committee, excluding Dr. Kissinger. The salaries, and any periodic increases thereof, of all other executive officers are determined by the Board of Directors based on Committee recommendations.

BASi, in establishing base salaries, levels of incidental and/or supplemental compensation, and incentive compensation programs for its officers and key executives, assesses periodic compensation surveys and published data covering both the BASi industry and other industries. The level of base salary compensation for officers and key executives is determined by both the scope of their responsibility and the salary ranges for officers and key executives of BASi established by the Board of Directors and the Compensation Committee. Periodic increases in base salary are dependent on the executive’s proficiency of performance in the individual’s position for a given period and on the executive’s competency, skill and experience.

On his own initiative the fiscal 2003 compensation level for the President and Chief Executive Officer was significantly reduced and redistributed to select BASi staff. Dr. Kissinger’s annual base salary was returned to its previous level of $101,001 on October 1, 2004. Base salary increases for other eligible BASi staff were distributed in the first fiscal quarter of 2005.

Bonus.    In years in which the after-tax net income of BASi exceeds an increase of 7% over the previous year’s after-tax net income, the Compensation Committee is authorized to award bonuses to any BASi employee at the Committee’s discretion.

Option Plans.    Granting of options pursuant to BASi’s option plans is intended to align executive interest with the long-term interests of shareholders by linking executive compensation with enhancement of shareholder value. In addition, grants of options motivate executives to improve long-term stock market performance by allowing them to develop and maintain a significant long-term equity ownership position in BASi’s common shares. In fiscal 2004 options to purchase 234,000 shares were awarded to executives and employees at an average exercise price of $4.52 per share.

Respectfully submitted, William E. Baitinger, Leslie B. Daniels, Gayl W. Doster and W. Leigh Thompson

AUDIT COMMITTEE REPORT
The Audit Committee reviews BASi’s financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed the audited financial statements contained in the Annual Report on Form 10-K for the fiscal year ended September 30, 2004 with BASi’s management and the independent registered public accountants. These reviews included quality, not just acceptability, of accounting principles, reasonableness of significant judgments, and clarity of disclosures in financial statements. Management is responsible for the financial statements and the reporting process, including administering the systems of internal control. The independent registered public accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee discussed with the independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with the independent registered public accountants their independence from BASi and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and considered the compatibility of non-audit services with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in BASi’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004 for filing with the SEC, and the Board has so approved the audited financial statements.

Respectfully submitted, William E. Baitinger, Leslie B. Daniels, Gayl W. Doster and W. Leigh Thompson

STOCK PRICE PERFORMANCE GRAPH
The line graph below compares yearly percentage change in the cumulative total stockholder return on BASi’s common shares against the cumulative total return on the NASDAQ Composite Index and a composite index based on a group of ten publicly traded contract research and chemical instrumentation organizations (the “Peer Group Index”) for the period commencing September 30, 1998 and ending September 30, 2004.

The Peer Group Index is comprised of: AAIpharma, Inc.; Covalent Group, Inc.; Kendle International, Inc.; New Brunswick Scientific Co., Inc.; Molecular Devices; Pharmaceutical Product Development, Inc.; OI Corp.; Covance, Inc.; Gene Logic, Inc.; and Bio-Rad, Inc. The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for the applicable period assumes that $100 was invested on September 30, 1998 in each of BASi, the NASDAQ Composite Index and the Peer Group Index.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG BIOANALYTICAL SYSTEMS, INC., THE NASDAQ
COMPOSITE INDEX AND THE PEER GROUP INDEX

	1999	2000	2001	2002	2003	2004

Bioanalytical Systems, Inc.	100	88	191	101	140	179
Nasdaq Composite Index	100	134	55	43	65	69
Peer Index	100	163	158	127	149	171

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the BASi directors and executive officers and persons who own more than ten percent of a registered class of the BASi equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common shares and other equity securities of BASi. Officers, directors and greater-than-ten-percent shareholders are required by SEC regulation to furnish BASi with copies of all Section 16(a) reports they file. Except as set forth below and based solely upon the review of Section 16(a) reports furnished to BASi during or with respect to fiscal 2004 and written representations by the BASi officers, directors and greater-than-ten-percent beneficial owners that no other reports were required, BASi is not aware of any instance of noncompliance or late compliance with Section 16(a) during or with respect to fiscal 2004.

Mr. Silvon was late in filing a Form 3.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Currently, BASi shareholders may send communications for the Board of Directors directly to Peter T. Kissinger, Chairman of the Board of Directors, under the “Ask Pete” portion of the BASi website found at www.bioanalytical.com. The Board of Directors is also in the process of implementing a shareholder communication policy in order to better facilitate communications between shareholders and all members of the Board of Directors.

SELECTION OF INDEPENDENT ACCOUNTANTS
On July 14, 2004, the Company’s Audit Committee of the Board of Directors approved the dismissal of the Company’s independent public accountants, Ernst & Young LLP (“E&Y”) and the engagement of KPMG LLP (“KPMG’) for the audit of financial statements for the year ending September 30, 2004.

The reports of E&Y for the past two fiscal years ended September 30, 2003 and 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with its audits for the two most recent fiscal years ended September 30, 2003 and 2002, and through July 14, 2004, there have been no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the financial statements for such period.

During the two most recent fiscal years ended September 30, 2003 and 2002, and through July 14, 2004, there have been no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)), except for a material weakness in the Company’s internal control for the year ended September 30, 2003 which was identified by E&Y and disclosed in Item 9A in the Company’s Annual Report on Form 10-K for the year ended September 30, 2003. Specifically, the independent registered public accountants noted that the Company’s internal control failed to timely alert management of potential loan covenant noncompliance. The Company did not have procedures in place to monitor near-term future financial position and results of operations to enable it to take operational action in the event of potential loan covenant noncompliance. The Company has taken measures to correct this material weakness in the form of enhancing its planning process and creating procedures to more timely identify credit agreement compliance issues. E&Y discussed this issue with the Audit Committee of the Board of Directors, and has been authorized by the Company to respond fully to the inquiries of KPMG.

E&Y has furnished the Company with a letter addressed to the Securities and Exchange Commission (the “Commission”) stating that they agree with the above statements. A copy of the E&Y letter dated August 5, 2004 was filed as Exhibit 16.1 to the Company’s Amendment No. 1 to Form 8-K dated July 14, 2004.

Prior to the engagement of KPMG, management of BASi had not consulted with KPMG on any matters. Representatives of KPMG are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions concerning the audit of BASi’s financial statements.

AUDIT FEES	2004	2003
Aggregate fees for annual audit, quarterly reviews(1)	$202,462	$316,015

TAX FEES	2004	2003
Income tax services related to compliance with tax laws	$108,298	$ 64,920

(1)	Audit fees paid in fiscal 2004 include $51,000 paid to KPMG for the third quarter review and work on fiscal 2004 audit; all other tax and audit fees presented were paid to Ernst & Young.

BASi’s policies require that the scope and cost of all work to be performed for BASi by its independent registered public accountants must be approved by the Audit Committee. Prior to the commencement of any work by the independent registered public accountants on behalf of BASi, the independent registered public accountants provide an engagement letter describing the scope of the work to be performed and an estimate of the fees. The Audit Committee and the Chief Financial Officer must review and approve the engagement letter and the estimate before authorizing the engagement. Where fees charged by the independent registered public accountants exceed the estimate, the Audit Committee must review and approve the excess fees prior to their payment.

2.        APPROVAL OF AMENDMENT TO THE 1997 EMPLOYEE INCENTIVE STOCK OPTION PLAN

On October 23, 1997, the Board of Directors of BASi adopted the Employee Incentive Stock Option Plan (the “Employee Option Plan”), which was subsequently approved by the shareholders of BASi prior to the initial public offering. In 2003, the shareholders of BASi approved an amendment to the Employee Option Plan increasing the number of BASi common shares available for grant under the Employee Option Plan to a total of 395,000. On January 14, 2005, the BASi Board of Directors approved an amendment to the Employee Option Plan, described below in further detail, to amend the Employee Option Plan to increase the number of BASi common shares available for grant under the Employee Option Plan by 250,000 shares (for a total of 645,000 shares available for grant), subject to approval by the shareholders of BASi.

The principal features of the Employee Option Plan, including an explanation of the material change contemplated by the proposed amendment, are described below, but such description is qualified entirely by reference to the text of the Employee Option Plan, a copy of which is attached to this Proxy Statement as Appendix A. Except as otherwise described below in the explanation of the proposed amendment, all other existing provisions of the Employee Option Plan are not changed.

PROPOSED PLAN AMENDMENT; INCREASE IN AUTHORIZED SHARES
As of December 31, 2004, no common shares remained available for additional option grants under the Employee Option Plan. The Board of Directors amended the Employee Option Plan, subject to shareholder approval, to increase the number of shares available for issuance under the Employee Option Plan. Because of historic grant patterns and expansion plans for the Company, the Board of Directors believe the number of shares presently available for grant and those which may become available in the future will not give BASi sufficient flexibility to structure future incentives. Therefore, if shareholders approve the proposed amendment, an additional 250,000 shares would become available for grants under the Employee Option Plan.

SUMMARY OF THE EMPLOYEE OPTION PLAN
General.    The purpose of the Employee Option Plan is to further the growth, development and financial success of BASi by providing additional incentives to certain eligible employees and permitting those persons to benefit directly from the growth, development and financial success of BASi.

Administration.    The Employee Option Plan is administered by an Incentive Stock Option Committee consisting of three (3) or more members of the Board of Directors of BASi (the “Employee Committee”). The Employee Committee has the authority to interpret and construe the provisions of the Employee Option Plan or any option granted under it, determine exercise periods, and prescribe, amend and rescind rules and regulations with regard to the Employee Option Plan.

Eligibility.    Options under the Employee Option Plan may be granted only to those persons who are employees of BASi and who are eligible to participate. Eligibility shall be determined by the Employee Committee from time to time; provided that no option shall be granted to any employee of BASi who, at the time such option is granted, owns shares (together with such person’s brothers, sisters, spouse, ancestors and lineal descendants) possessing more than ten percent (10%) of the total combined voting power of all classes of shares of BASi or any parent or subsidiary of BASi (a “10% Shareholder”). The percentage limitations do not apply if at the time such option is granted the option price is at least one hundred ten percent (110%) of the fair market value of the shares subject to the option and such option is not exercisable after the expiration of five (5) years from the date such option is granted.

Maximum Number of Shares.    As amended by the Board of Directors of BASi, subject to approval by the shareholders of BASi, the aggregate number of shares for which options may be granted under the Employee Option Plan is 645,000, subject to adjustments for recapitalizations. Any shares subject to an option that expires or is terminated shall again become available for grant. Prior to the amendment by the Board of Directors of BASi, the aggregate number of shares for which options could be granted under the Employee Option Plan was 395,000, subject to adjustments for recapitalizations.

Maximum Exercise Rule.    The Employee Option Plan limits the aggregate fair market value (determined at the time the option is granted) of the shares with respect to which incentive stock options are exercisable for the first time during any calendar year to $100,000.

Exercise Price.    Any grant of options under the Employee Option Plan shall have an exercise price of not less than the fair market value per share of the shares on the date of granting of the option. The exercise price of an option granted under the Employee Option Plan may be paid (i) in cash, (ii) by certified check or bank cashier’s check, (iii) through the tender to BASi of shares of BASi or through the withholding of shares of BASi that are subject to the option, or (iv) by a combination of the foregoing; provided that the Employee Committee may impose limitations on the use of shares to exercise options. Any grant of options under the Employee Option Plan to a 10% Shareholder must be in an amount per share not less than one hundred ten percent (110%) of the fair market value per share of the shares on the date of the granting of the option.

Term of Options and Time of Exercise.    No term of any option granted under the Employee Option Plan shall be in excess of ten (10) years; provided, however, if the person to whom the option is granted is a 10% Shareholder, the term shall not be longer than five (5) years.

Termination of Employment.    Upon cessation of employment with BASi or certain entities affiliated with BASi, all options granted under the Employee Option Plan held by such employee shall terminate as to any unexercised portion thereof; provided, however, that if the cessation of employment is due to retirement with the consent of BASi such employee may exercise any such options within three (3) months after such cessation and if the cessation of employment is due to permanent or total disability or death such employee or such employee’s personal representative, as the case may be, may exercise any such options within 12 months after such cessation of employment.

Merger, Dissolution or Liquidation.    Upon merger or consolidation, BASi may terminate any option outstanding on 30 days written notice. Upon dissolution or liquidation of BASi, BASi shall provide 30 days written notice to all holders of options and each unexercised option shall terminate upon dissolution or liquidation.

Assignability.    Options may not be assigned or transferred, except by will or by the laws of descent and distribution, and during an optionee’s lifetime may be exercised only by the optionee.

Term of the Employee Option Plan.    The Employee Option Plan may be terminated by the Board of Directors of BASi at any time with respect to shares as to which options have not been granted. No options may be granted under the plan after its termination.

Amendment.    The Board of Directors of BASi may amend, suspend or discontinue the Employee Option Plan with respect to any shares as to which options have not been granted. The approval of the holders of a majority of the outstanding shares of each class of voting shares of BASi is required for any amendment to the Employee Option Plan relating to (i) an increase in the number of shares for which options may be granted, (ii) a change in the class of shares for which options may be granted, and (iii) a change in the manner in which the option price is determined.

Withholdings.    The Employee Committee has the right to require persons receiving options to remit to BASi amounts sufficient to satisfy any federal, state or local income tax withholding requirements.

FEDERAL INCOME TAX CONSEQUENCES
The federal income tax consequences of an employee’s participation in the Employee Option Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to stock options granted under the Employee Option Plan as of the date hereof. The application of state and local income taxes and other federal taxes is not discussed. For individuals resident outside the United States, the tax consequences to the individual and to BASi are determined by the applicable tax laws of the foreign jurisdiction.

The grant of an incentive stock option under the Employee Option Plan generally will have no federal income tax consequences for BASi or the optionee. Except for alternative minimum tax purposes, the exercise of an incentive stock option pursuant to the Employee Option Plan will have no federal income tax consequences to BASi or the optionee. An optionee generally will recognize capital gain or loss upon the sale of shares acquired in exercising an incentive stock option, provided that the shares are sold at least two years after the date of grant of the option and at least one year after the optionee acquires the shares. An optionee generally will recognize ordinary income upon the sale of shares acquired in exercising an incentive stock option if the sale is made within two years of the date the option was granted or within one year of the date the shares were transferred to the optionee. In such event, the amount of ordinary income recognized by the optionee generally will equal the difference between the option price and the fair market value of the shares on the date of exercise. BASi may take an income tax deduction for compensation conveyed by an incentive stock option only in situations (and the taxable year) in which the employee must recognize ordinary income.

Furthermore, if the compensation attributable to awards is not “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code, BASi may not be permitted to deduct the aggregate non performance-based compensation in excess of $1,000,000 in certain circumstances.

NEW PLAN BENEFITS
BASi currently anticipates that it will, as a general matter, grant options on an annual basis. However, future option grant recipients, and future option grant levels, have not been determined. Therefore, the number, amount and type of awards to be received by or allocated to eligible persons in the future under the Employee Option Plan cannot be determined at this time. BASi has not approved any awards under the Employee Option Plan that are conditioned upon shareholder approval of the proposed plan amendment. On January 10, 2005 the closing price of a common share of BASi was $5.10.

VOTE REQUIRED
The approval of the amendment to the Employee Option Plan requires the affirmative vote of the holders of a majority of the outstanding common shares.

The Board of Directors of BASi recommends a vote FOR the approval of the amendment to the Employee Option Plan.

3.        APPROVAL OF AMENDMENT TO THE 1997 OUTSIDE DIRECTOR STOCK OPTION PLAN

On October 23, 1997, the Board of Directors of BASi adopted the 1997 Outside Director Stock Option Plan (“Director Option Plan”). In 2003, the shareholders of BASi approved an amendment to the Director Option Plan increasing the number of BASi common shares available for grant under the Director Option Plan to a total of 30,000. On January 14, 2005, the BASi Board of Directors approved an amendment to the Director Option Plan, described below in further detail, to amend the Director Option Plan to increase the number of BASi common shares available for grant under the Director Option Plan by 25,000 shares (for a total of 55,000 shares available for grant), subject to approval by the shareholders of BASi.

The principal features of the Director Option Plan, as amended, are described below, but such description is qualified entirely by reference to the text of the Director Option Plan, a copy of which is attached to this Proxy Statement as Appendix B.

PROPOSED PLAN AMENDMENT; INCREASE IN AUTHORIZED SHARES
As of December 31, 2004, no common shares remained available for additional option grants under the Director Option Plan. The Board of Directors amended the Director Option Plan, subject to shareholder approval, to increase the number of shares available for issuance under the Director Option Plan. Because of historic grant patterns and expansion plans for the Company, the Board of Directors believe the number of shares presently available for grant and those which may become available in the future will not give BASi sufficient flexibility to structure future incentives. Therefore, if shareholders approve the proposed amendment, an additional 30,000 shares would become available for grants under the Director Option Plan.

SUMMARY OF THE DIRECTOR OPTION PLAN
Purpose.    The purpose of the Director Option Plan is to be an incentive to, and to encourage ownership of the shares of BASi by, outside directors in order to provide such outside directors with a direct and proprietary interest in the welfare and success of BASi and to encourage continuity on the Board of Directors.

Administration.    The Director Option Plan is administered by the Director Option Committee consisting of three (3) or more members of the Board of Directors of BASi (the “Director Committee”). The Director Committee has authority to interpret and construe the provisions of the Director Option Plan or any option granted under it, to select outside directors to whom grants of options shall be made, to prescribe, amend and rescind rules and regulations relative to the Director Option Plan, to determine the terms and conditions of each option granted and to make any other determinations regarding the Director Option Plan not addressed therein.

Eligibility.    Options under the Director Option Plan may be granted only to persons who are outside directors of BASi. Eligibility shall be determined by the Director Committee from time to time.

Maximum Number of Shares.    As amended by the Board of Directors of BASi, the aggregate number of shares for which options may be granted under the Director Option Plan is 30,000, subject to adjustments for recapitalizations. Any shares subject to an option that expires or is terminated shall again become available for grant. Prior to the amendment by the Board of Directors of BASi, the aggregate number of shares for which options could be granted under the Director Option Plan was 5,000, subject to adjustments for recapitalizations.

Exercise Price.    Any grant of options under the Director Option Plan shall have an exercise price of not less than the fair market value per share of the shares on the date of granting of the option. The exercise price of an option granted under the Director Option Plan may be paid (i) in cash, (ii) by certified check or bank cashier’s check, (iii) through the tender to BASi of shares of BASi or through the withholding of shares of BASi that are subject to the option, or (iv) by a combination of the foregoing; provided that the Director Committee may impose limitations on the use of shares to exercise options.

Term of Options and Time of Exercise.    No term of any option granted under the Director Option Plan shall be in excess of ten (10) years. Each option granted under the Director Option Plan shall be exercisable in four (4) equal installments. The option may be exercised as to the shares covered by the first installment from and after the second anniversary of the grant of the option, with second, third and fourth installments becoming exercisable on the three (3) succeeding anniversary dates; provided that any such limitation on the exercise of an option may be rescinded, modified or waived by the Director Committee.

Termination of Service as a Director.    In the event an individual ceases to serve as a director of BASi or of any one of certain entities affiliated with BASi, all options granted under the Director Option Plan held by such individual shall terminate as to any unexercised portion thereof; provided that if the cessation of service is due to retirement with the consent of BASi such individual may exercise any such options within three (3) months after such cessation and if the cessation of service is due to permanent or total disability or death such individual or such individual’s personal representative, as the case may be, may exercise any such options within 12 months after such cessation of service.

Adjustments upon Merger or Dissolution.    Upon merger or consolidation, BASi may terminate any option outstanding on 30 days written notice. Upon dissolution or liquidation of BASi, BASi shall provide 30 days written notice to all holders of options and each unexercised option shall terminate upon dissolution or liquidation.

Assignability.    Options may not be assigned or transferred except by will or by the laws of descent and distribution and during an optionee’s lifetime may be exercised only by the optionee.

Term of the Director Option Plan.    Options may be granted under the Director Option Plan until the ten (10) year anniversary of the adoption of the Director Option Plan.

Amendment.    The Board of Directors of BASi may amend, suspend or discontinue the Director Option Plan with respect to any shares as to which options have not been granted. The approval of the holders of the options under the Director Option Plan is required for any amendment to the Director Option Plan that would alter any of the rights or obligations of BASi or any holder of options with respect to the outstanding option.

Withholdings.    The Director Committee has the right to require persons receiving options to remit to BASi amounts sufficient to satisfy any federal, state or local income tax withholding requirements.

FEDERAL INCOME TAX CONSEQUENCES
The holder of an option will not be subject to tax at the time a nonqualified option is granted; however, a director who exercises a nonqualified option must include in income as of the date of exercise the difference between (i) the amount paid for the shares upon exercise of the option and (ii) the fair market value of the shares. The recognized income may be subject to withholding for federal, state and local income and other payroll taxes. The optionee’s federal income tax cost basis for the shares will be the amount paid for the shares plus the income recognized. If an optionee uses shares in full or partial payment of the exercise price of a nonqualified option, the exchange should not affect the federal income tax treatment of the exercise. The optionee will realize no gain or loss with respect to the shares so used. The net additional shares received upon such exercise by the optionee will have a federal income tax cost basis equal to the ordinary income recognized as a result of the option exercise (plus the amount of any cash used in the option exercise) and a holding period commencing upon the date such income is recognized. Subsequent sale of such shares will result in a capital gain or loss equal to the difference between the optionee’s federal income tax cost basis for the shares and the sale price.

BASi will be entitled to a federal income tax deduction in the amount of the ordinary income recognized by the optionee as of the date the optionee recognizes ordinary income.

NEW PLAN BENEFITS
The following table sets forth certain information regarding the benefits expected to be received by persons in each indicated group under the Director Option Plan, as amended. The 30,000 shares previously authorized by the Director Option Plan were available for grants only to non-executive directors of BASi. As of December 31, 2004, options to purchase 28,000 of such shares had been granted, and 2,000 remained available for grant. On January 10, 2005 the closing price of a common share of BASi was $5.10.

NEW PLAN BENEFITS:  1997 BIOANALYTICAL SYSTEMS, INC.
OUTSIDE DIRECTOR STOCK OPTION PLAN

NAME AND POSITION	DOLLAR VALUE ($)	NUMBER OF UNITS

CEO	0	0
Executive Group	0	0
Non-Executive Director Group	0	25,000
Non-Executive Officer Employee Group	0	0

VOTE REQUIRED
The approval of the Director Option Plan requires that the votes cast for approval of the Director Option Plan by the shareholders of BASi exceed those cast against approval of the Director Option Plan by the shareholders of BASi.

The Board of Directors of BASi recommends a vote FOR the approval of the Director Option Plan.

4.        OTHER MATTERS

As of the date of this proxy statement, the Board of Directors of BASi has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (a) any matters not within the knowledge of the Board of Directors as of the date of this proxy statement should properly come before the meeting; (b) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (c) any proposals properly omitted from this proxy statement and the form of proxy should come before the meeting; or (d) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendations of the Board of Directors of BASi.

By Order of the Board of Directors, Candice B. Kissinger Secretary January 17, 2005

APPENDIX A

BIOANALYTICAL SYSTEMS, INC.
1997 EMPLOYEE INCENTIVE STOCK OPTION PLAN
(AS AMENDED JANUARY 14, 2005)

1.        Purpose.    This 1997 Employee Incentive Stock Option Plan (hereinafter referred to as the “Plan”) is intended to be an incentive to, and to encourage share ownership by, key employees of Bioanalytical Systems, Inc. and its subsidiaries (hereinafter collectively referred to as the “Employer”) in the manner contemplated by Section 422 of the Internal Revenue Code of 1986, as amended (“Code”), in order to provide such employees with a more direct and proprietary interest in the welfare and success of the Employer and to insure their continuation as employees of the Employer.

2.        Administration.    The Plan shall be administered by an Incentive Stock Option Committee (hereinafter referred to as the “Committee”) consisting of three (3) or more members of the Board of Directors of Bioanalytical Systems, Inc. (the “Company”) who are appointed from time to time by the Board of Directors of the Company. The Board of Directors of the Company may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors of the Company. The Committee shall have the power to interpret and construe the provisions of the Plan or any option granted under it, and such interpretation or construction shall be final and binding. The Committee may prescribe, amend and rescind rules and regulations relative to the Plan or its construction or interpretation. A majority of the Committee shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. No member of the Committee shall be liable for any action or determination made in good faith.

3.        Eligibility.    Only those persons who are employees of the Employer shall be eligible to participate in the Plan. The Committee shall determine from time to time the particular employees of the Employer who shall be eligible to participate in the Plan and the extent of their participation therein. No option shall be granted under the Plan to any employee of the Employer who, at the time such option is granted, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any parent or subsidiary corporation of the Company or any parent or subsidiary corporation of any of the foregoing (such employee being hereinafter referred to as a “10% Shareholder”), except as provided below. In determining whether the percentage limitations of this paragraph are met, an employee shall be considered as owning any shares owned, directly or indirectly, by or for his brothers or sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants. For purposes of this paragraph 3, shares owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. The percentage limitations of this paragraph 3 shall not apply, however, if at the time such option is granted the option price is at least one hundred ten percent (110%) of the fair market value of the shares subject to the option and such option by its terms is not exercisable after the expiration of five (5)years from the date such option is granted.

4.        Shares.    The shares subject to the options and other provisions of the Plan shall be shares of the Company’s authorized, but unissued, or reacquired Common Shares (the “Common Shares”). The total amount of the Common Shares on which options may be granted shall not exceed in the aggregate Six Hundred Forty-Five Thousand (645,000) shares, except as such number of shares shall be adjusted in accordance with the provisions set forth in paragraph 6(g) hereof. In the event any outstanding option under the Plan expires or is terminated for any reason prior to the end of the period during which options may be granted, the Common Shares allocable to the unexercised portion of such option may again be subject to an option under the Plan. During the period that any options granted hereunder are outstanding, the Employer shall reserve and keep available such number of Common Shares as will be sufficient to satisfy all outstanding, unexercised options.

5.        Maximum Exercise Rule.    The aggregate fair market value (determined at the time the option is granted) of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year under all such plans of the Employer and any parent or subsidiary corporation of the Employer shall not exceed One Hundred Thousand Dollars ($100,000.00).

6.        Terms and Conditions of Options.    Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall from time to time prescribe, which agreements shall comply with and be subject to the following terms and conditions:

(a)
Medium and Time of Payment.    The option price shall be payable in United States dollars upon the exercise of the option and shall be paid (i) in cash; (ii) by certified check or by bank cashier’s check; (iii) through the tender to the Company of Common Shares of the Company or through the withholding of Common Shares of the Company that are subject to the option, which Common Shares shall be valued, for purposes of determining the extent to which the purchase price has been paid, at their fair market value on the date of exercise as determined in Section 6(c); or (iv) by a combination of the methods described in (i), (ii), or (iii); provided, however, that the Committee may in its discretion impose and set forth in the option agreement pertaining to an option such limitations or prohibitions on the use of Common Shares to exercise options as it deems appropriate. Fair market value of the Common Shares shall be determined by the Committee in the same manner that it is determined in establishing option prices. Payment of the option price shall be accompanied by a written subscription agreement in a form to be prescribed by the Committee.

(b)
Number of Shares.    The option agreement shall state the total number of shares to which it pertains, and the date of the grant of the option. The Committee may prescribe in the option agreement a minimum number of Common Shares with respect to which an option may be exercised, in whole or in part.

(c)
Option Price.    The option price shall be an amount per share not less than the fair market value per share of the Common Shares on the date of granting of the option. In the case of options granted to an employee of the Employer who is a 10% Shareholder, the option price shall be an amount per share not less than one hundred ten percent (110%) of the fair market value per share of the Common Shares on the date of the granting of the option. Fair market value shall mean, if the price of the Common Shares is so reported, the closing price for the Common Shares on the National Association of Securities Dealers Automated Quotation System or any exchange on which the Common Shares are then traded, as reported in The Wall Street Journal (Midwest Edition). If the price of Common Shares is not so reported, fair market value shall be determined, in good faith, by the Committee in accordance with such procedures as the Committee shall from time to time prescribe.

(d)
Term of Options.    The term of each option granted under the Plan shall expire within the period prescribed in the agreement relating thereto, which shall not be more than five (5) years from the date the option is granted if the optionee is a 10% Shareholder and not more than ten (10) years from the date the option is granted if the optionee is not a 10% Shareholder.

(e)
Date of Exercise.    Each option shall be exercisable as determined by the Committee and set forth in an option agreement, provided, however, that any such limitation on the exercise of an option contained in an option agreement may be rescinded, modified, or waived by the Committee, in its sole discretion, at any time and from time to time after the date of grant of such option so as to accelerate the time in which the option may be exercised. Except as specifically restricted by the Committee, any option may be exercised in whole at any time or in part from time to time during its term.

(f)
Termination of Employment.    In the event an optionee shall cease to be employed by the Employer, a parent corporation of the Employer, or a corporation or a parent or a subsidiary corporation of such corporation issuing or assuming an option in a transaction to which Section 424(g) of the Code applies, all options outstanding in the hands of the optionee shall terminate immediately as to any unexercised portion thereof; provided, however, that if any cessation of employment is due to retirement with the consent of the Employer or permanent and total disability, the optionee shall have the right, subject to the provisions of paragraph 6(d) and paragraph 6(e) hereof, to exercise the option, with respect to the shares for which it could have been exercised on the effective date of his cessation of employment, at any time within three (3) months after such cessation of employment due to retirement with the consent of the Employer or at any time within twelve (12) months after such cessation of employment due to permanent and total disability; and provided further, that if the employee shall die while in the employ of the Employer, the employee’s personal representative shall have the right, subject to the provisions of paragraph 6(d) and paragraph 6(e) hereof, to exercise the option with respect to the shares for which it could have been exercised on the date of death, at any time within twelve (12) months from the date of death. Whether a cessation of employment is to be considered a retirement with the consent of the Employer or due to permanent and total disability, and whether an authorized leave of absence or absence on military or government service shall be deemed to constitute termination of employment, for the purposes of the Plan, shall be determined by the Committee, which determination shall be final and conclusive.

(g)
Recapitalization.    The aggregate number of Common Shares on which options may be granted hereunder, the number of shares thereof covered by each outstanding option, and the price per share thereof in each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued Common Shares resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a share dividend, or other increase or decrease in the Common Shares effected without receipt of consideration by the Employer. In the event that, prior to the delivery by the Employer of the Common Shares remaining under any outstanding option hereunder, there shall be a capital reorganization or reclassification of the capital of the Employer resulting in a substitution of other shares for the Common Shares, there shall be substituted the number of substitute shares which would have been issued in exchange for the Common Shares then remaining under the option if such Common Shares had been then issued and outstanding.

(h)
Merger, Dissolution.    If the Employer shall be a party to any merger or consolidation, the Employer shall have the right to terminate any option outstanding on thirty (30) days written notice; provided, however, if such merger or consolidation is not consummated within 180 days from the date of the aforementioned notice, all options terminated shall be deemed to have been continuously in effect since the date of execution thereof. In the event of a dissolution or liquidation of the Employer, the Employer shall give each optionee thirty (30) days written notice thereof; every unexercised option outstanding hereunder shall be deemed to be terminated upon such dissolution or liquidation.

(i)
Assignability.    No option shall be assignable or transferable except by will or under the laws of descent and distribution. During the lifetime of an optionee, the option shall be exercisable only by the optionee.

(j)
Issuance of Shares and Compliance with Securities Laws.    The Employer may postpone the issuance and delivery of certificates representing shares until (a) the admission of such shares to listing on any stock exchange on which shares of the Employer of the same class are then listed and (b) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation as the Employer shall determine to be necessary or advisable, which registration or other qualification the Employer shall use its best efforts to complete; provided, however, a person purchasing shares pursuant to the Plan has no right to require the Employer to register the Common Shares under federal or state securities laws at any time. Any person purchasing shares pursuant to the Plan may be required to make such representations and furnish such information as may, in the opinion of counsel for the Employer, be appropriate to permit the Employer, in light of the existence or non-existence with respect to such shares of an effective registration under the Securities Act of 1933, as amended, or any similar state statute, to issue the shares in compliance with the provisions of those or any comparable acts.

(k)
Rights as a Shareholder.    An optionee shall have no rights as a shareholder with respect to shares covered by an option until the date of issuance of a certificate to him and only after such shares are fully paid. No adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

(l)	Other Provisions. The option agreements entered into under the Plan shall contain such other provisions as the committee shall deem advisable.

7.        Term of Plan.    The Plan shall become effective upon the approval by the holders of a majority of the issued and outstanding shares of each class of the voting shares of the Company voting in person or by proxy at a duly held shareholders’ meeting; provided, however, that the Plan shall become effective only if approved by such shareholders within twelve (12) months before or after the date the Plan is adopted by the Company Board of Directors. The Board of Directors may, in its sole discretion, terminate the Plan at any time with respect to any shares as to which options have not been granted. No option shall be granted under the Plan thereafter.

8.        Amendment of the Plan.    The Board of Directors of the Company may from time to time, alter, amend, suspend, or discontinue the Plan with respect to any shares as to which options have not been granted; provided, however, that the Board of Directors may not, without further approval by the holders of a majority of the issued and outstanding shares of each class of voting shares of the Company:
(a)        increase the maximum number of shares as to which options may be granted under the Plan (other than to reflect a stock split or stock dividend);
(b)        change the class of shares for which options may be granted under the Plan; or
(c)        change the provisions of paragraph 6(c) concerning the option price.

9.        Application of Funds.    The proceeds received by the Company from the sale of shares pursuant to options granted hereunder will be used for general corporate purposes.

10.        No Obligation to Exercise Option.    The granting of an option hereunder shall impose no obligation upon the optionee to exercise such an option.

11.        Continuance of Employment.    Neither the adoption of the Plan nor the granting of an option hereunder shall impose any obligation on the Employer to continue the employment of an optionee.

12.        Applicability of Amendments.    All outstanding options shall be deemed to be amended so as to include, to the extent applicable thereto, any amendments made to the Plan subsequent to the granting of such options.

13.        Withholdings.    The Committee shall have the right to require optionees to remit to the Company amounts sufficient to satisfy any federal, state or local income tax withholding requirements (or make other arrangements satisfactory to the Company with regard to such taxes) at such times as the Company deems necessary or appropriate for compliance with such laws.

APPENDIX B

1997 BIOANALYTICAL SYSTEMS, INC.
OUTSIDE DIRECTOR STOCK OPTION PLAN
(AS AMENDED JANUARY 14, 2005)

1.        Definitions.    The following terms shall have the meanings hereinafter set forth:

(a)
“Affiliate” means a corporation which is a parent or subsidiary corporation of the Company, or a corporation or a parent or a subsidiary corporation of the Company issuing or assuming the options issued under the Plan in a transaction in which Section 424(g) of the Code applies.

(b)	“Board of Directors” means the board of directors of the Company, as it shall exist from time to time.
(c)	“Code” means the Internal Revenue Code of 1986, as it shall be amended from time to time.
(d)	“Committee” means the director stock option committee administering the Plan as provided in paragraph 3 hereof.
(e)	“Common Shares” means the Common Shares of the Company.
(f)	“Company” means Bioanalytical Systems, Inc., an Indiana corporation.
(g)
“Nonstatutory Stock Option” means an option which is not an incentive stock option within the meaning of Section 422 of the Code and which is governed by Section 83 of the Code for Federal income tax purposes.

(h)	“Optionee” means an Outside Director granted an option under the Plan.
(i)	“Outside Director” means any director of the Company or an Affiliate who is not employed by the Company or any Affiliate in any capacity.
(j)	“Plan” means this 1997 Bioanalytical Systems, Inc. Outside Director Stock Option Plan.

2.        Purpose.    This Plan is intended to be an incentive to, and to encourage ownership of the Common Shares by, Outside Directors of the Company and its Affiliates in order to provide such Outside Directors with a more direct and proprietary interest in the welfare and success of the Company and to encourage their continuation as directors of the Company. The Plan is further intended to promote continuity of membership on the Board of Directors and to increase the incentive to promote the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-term plans and objectives of the Company, thereby furthering and securing the Company’s continued growth and financial success. It is contemplated that only Nonstatutory Stock Options will be granted under the Plan.

3.        Administration.    The Plan shall be administered by the Committee which shall consist of three or more members of the Board of Directors who are appointed from time to time by the Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall have the power (a) to interpret and construe the provisions of the Plan or any option granted under it, and such interpretation or construction shall be final and binding; (b) to select Outside Directors to whom grants of options under the Plan shall be made as more particularly set forth in paragraph 4 hereof; (c) to determine the terms and conditions of each option granted hereunder; (d) to determine the time at which such grants shall be made and the number of Common Shares to be optioned under such grant; and (e) to make any other determinations regarding the Plan which are not otherwise expressly provided herein. The Committee may prescribe, amend and rescind rules and regulations relative to the Plan or its construction or interpretation. A majority of the Committee shall constitute a quorum. All determinations of the Committee shall be made by the vote of a majority of its members; provided, however, that if there are fewer than three (3) members of the Committee at any time, all determinations shall be a joint determination of its members. No member of the Committee shall be liable for any action or determination made in good faith.

4.        Eligibility.    Only those persons who are Outside Directors shall be eligible to participate in the Plan. The Committee shall determine from time to time the particular Outside Directors who shall be eligible to participate in the Plan and the extent of their participation therein.

5.        Shares.    The shares subject to the options and other provisions of the Plan shall be the Company’s authorized, but unissued, or reacquired Common Shares. The total number of the Common Shares on which options may be granted under the Plan shall not exceed in the aggregate fifty-five thousand (55,000) shares, except as such number of shares shall be adjusted in accordance with the provisions set forth in paragraph 6(g) hereof. In the event any outstanding option under the Plan expires or is terminated for any reason prior to the end of the period during which options may be granted, the Common Shares allocable to the unexercised portion of such option may again be subject to an option under the Plan. During the period that any options granted hereunder are outstanding, the Company shall reserve and keep available such number of Common Shares as will be sufficient to satisfy all outstanding, unexercised options.

6.        Terms and Conditions of Options.    Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall from time to time prescribe, which agreements shall comply with and be subject to the following terms and conditions:

(a)
Medium and Time of Payment.    The option price shall be payable in United States dollars upon the exercise of the option and shall be paid (i) in cash; (ii) by certified check or by bank cashier’s check; (iii) through the tender to the Company of Common Shares of the Company or through the withholding of Common Shares of the Company that are subject to the option, which Common Shares shall be valued, for purposes of determining the extent to which the purchase price has been paid, at their fair market value on the date of exercise as determined in Section 6(c); or (iv) or by a combination of (i), (ii) or (iii); provided, however, that the Committee may in its discretion impose and set forth in the option agreement pertaining to an option such limitations or prohibitions on the use of Common Shares to exercise options as it deems appropriate. Fair market value of any Common Shares surrendered or withheld shall be determined by the Committee in the same manner that it is determined in establishing option prices. Payment of the option price shall be accompanied by a written subscription agreement in a form to be prescribed by the Committee.

(b)
Number of Shares, Date of Grant.    The option agreement shall state the total number of shares to which it pertains, and the date of the grant of the option. The Committee may prescribe in the option agreement a minimum number of Common Shares with respect to which an option may be exercised, in whole or in part.

(c)
Option Price.    The option price shall be an amount per share not less than the fair market value per share of the Common Shares on the date of grant of the option. Fair market value shall mean, if the price is so reported, the closing price for the Common Shares on the National Association of Securities Dealers Automated Quotation System or any exchange on which the Common Shares are then traded, as reported in The Wall Street Journal (Midwest Edition). If the price of Common Shares is not so reported, fair market value shall be determined, in good faith, by the Committee in accordance with such procedures as the Committee shall from time to time prescribe.

(d)
Term of Options.    Each option granted under the Plan shall expire within the period prescribed in the agreement relating thereto, which shall not be more than ten (10) years from the date the option is granted.

(e)
Time of Exercise.    Each option granted pursuant to the Plan shall be exercisable in four equal installments. The option may be exercised as to the shares covered by the first installment from and after the second anniversary of the grant of the option, with second, third and fourth installments becoming exercisable on the three succeeding anniversary dates; provided, however, that any such limitation on the exercise of an option contained in an option agreement may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the date of grant of such option so as to accelerate the time in which the option may be exercised. Except as specifically restricted by the provisions of this paragraph 6(e) or by the Committee acting hereunder, any option may be exercised in whole at any time or in part from time to time during its term.

(f)
Cessation of Service as a Director.    In the event an Optionee ceases to serve as a director of the Company or an Affiliate all options outstanding in the hands of the Optionee shall terminate immediately as to any unexercised portion thereof; provided, however, that if any cessation of service is due to retirement with the consent of the Company or is due to permanent and total disability, the Optionee shall have the right, subject to the provisions of paragraphs 6(d) and 6(e) hereof, to exercise the option, with respect to the Common Shares for which it could have been exercised on the effective date of the Optionee’s cessation of service, at any time within three (3) months after such cessation of service due to retirement with the consent of the Company or at any time within twelve (12) months after such cessation of service due to permanent and total disability; and provided further, that if the Optionee shall die while serving as a director of the Company or an affiliate, the Optionee’s personal representative shall have the right, subject to the provisions of paragraphs 6(d) and 6(e) hereof, to exercise the option with respect to the Common Shares for which the option could have been exercised on the date of death, at any time within twelve (12) months from the date of the Optionee’s death. Whether a cessation of service is a retirement with the consent of the Company or due to permanent and total disability, and whether an authorized leave of absence or absence on military or government service shall be deemed to constitute cessation of service for the purposes of the Plan, shall be determined by the Committee in its sole discretion, which determination shall be final and conclusive.

(g)
Recapitalization.    The aggregate number of Common Shares on which options may be granted hereunder, the number of Common Shares covered by each outstanding option, and the price per share set forth in each option agreement, shall all be proportionately adjusted for any increase or decrease in the number of issued Common Shares resulting from a subdivision or consolidation of shares of the Company or any other capital adjustment of the Company, the payment of a share dividend, a share split or any other increase or decrease in the Common Shares effected without receipt of consideration by the Company. In the event that, prior to the delivery by the Company of the Common Shares remaining unexercised under any outstanding option hereunder, there shall be a capital reorganization or reclassification of the capital of the Company resulting in a substitution of other shares for the Common Shares, there shall be substituted the number of substitute shares which would have been issued in exchange for the Common Shares then remaining under the option if such Common Shares had been then issued and outstanding.

(h)
Merger, Dissolution.    If the Company shall be a party to any merger or consolidation, the Company shall have the right to terminate any option outstanding on thirty (30) days’ written notice; provided, however, if such merger or consolidation is not consummated within 180 days from the date of the aforementioned notice, all options terminated shall be deemed to have been continuously in effect since the date of execution thereof. In the event of a dissolution or liquidation of the Company, the Company shall give each optionee thirty (30) days written notice specifying the effective date thereof. Every unexercised option outstanding hereunder on the date set by the Company as the effective date of the dissolution or liquidation shall be deemed to be terminated upon such dissolution or liquidation.

(i)
Nonassignability.    No option granted under the Plan shall be assignable or transferable except by will or under the laws of descent and distribution. During the lifetime of an Optionee, the option shall be exercisable only by the Optionee.

(j)
Issuance of Shares and Compliance with Securities Laws.    the Company may postpone the issuance and delivery of certificates representing Common Shares until (a) the admission of such shares to listing on any stock exchange on which shares of the Company of the same class are then listed and (b) the completion of such registration or other qualification of such shares under any state or Federal law, rule or regulation or the rules and regulations of any exchange upon which the Common Shares are treated as the Company shall determine to be necessary or advisable, which registration or other qualification the Company shall use its best efforts to complete; provided, however, a person purchasing Common Shares pursuant to the Plan has no right to require the Company to register the Common Shares under federal or state securities laws at any time. Any person purchasing Common Shares pursuant to the Plan may be required to make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the existence or non-existence with respect to such shares of an effective registration under the Securities Act of 1933, as amended, or any similar state statute, to issue the shares in compliance with the provisions of those or any comparable acts.

(k)
Rights as a Shareholder.    An Optionee shall have no rights as a shareholder with respect to Common Shares covered by an option until the date of issuance of a certificate to the Optionee. The certificate shall not be issued until the Optionee has exercised the option and has fully paid for the Common Shares acquired thereby. No adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

(l)	Other Provisions. The option agreements entered into under the Plan shall contain such other provisions, limitations, restrictions and requirements as the Committee shall deem advisable.

7.        Term of the Plan.    The Plan shall become effective upon the date the Plan is adopted by the Board of Directors. The Plan shall terminate ten (10) years after the date the Plan is adopted by the Board of Directors, or on such earlier date as the Board of Directors may determine. No option shall be granted under the Plan after such termination date.

8.        Amendment of the Plan.    The Board of Directors may from time to time, alter, amend, suspend, or discontinue the Plan with respect to any Common Shares as to which options have not been granted; provided, however, that no action may be taken hereunder which would alter or impair any of the rights or obligations of the Company or any Optionee with respect to any outstanding option without the consent of the Optionee thereof.

9.        Application of Funds.    The proceeds received by the Company from the sale of Common Shares pursuant to options granted hereunder will be used for general corporate purposes.

10.        No Obligation to Exercise Option.    The granting of an option hereunder shall impose no obligation upon the Optionee to exercise such an option.

11.        No Right to Reelection.    Neither the adoption of the Plan, the granting of an option hereunder, nor any other action taken relating to the Plan shall impose any obligation on the Company or any Affiliate or the Board of Directors of either to nominate any Outside Director for reelection as a director by the shareholders of the Company or any Affiliate.

12.        Applicability of Amendments.    All outstanding options shall be deemed to be amended so as to include, to the extent applicable thereto, any amendments made to the Plan subsequent to the granting of such options.

13.        Withholdings.    The Committee shall have the right to require the Optionee to remit to the Company amounts sufficient to satisfy any applicable withholding requirements set forth in the Code or under state or local law relating to options granted to the Optionee. The Company shall have the right, to the extent permitted by law, to deduct from any payment of any kind otherwise due to an Optionee who exercises an option any federal, state or local taxes of any kind required by law to be withheld with respect to the Common Shares subject to such option.